EXHIBIT 21.1

                         Subsidiaries of the Registrant

                                                State or Jurisdiction of
Name of Subsidiary                              Incorporation or Organization
------------------                              -----------------------------

Central Freight Lines, Inc.                     Texas

Central Receivables, Inc.                       Nevada